Exhibit 99.1

                      Press Release 2011-1

Goldrich Announces Conversion of Gold Forward Sales Contracts

Spokane, WA – February 4, 2011 - Goldrich Mining Company (OTCBB - GRMC) (the “Company”) announces it has converted the equivalent of approximately 1,300 ounces of gold due under gold forward sales contracts into 10,931,982 common shares of the Company.  In addition, the Company has signed agreements for the gold forward contracts with a November 2010 delivery date, totaling approximately 191 ounces, to amend the delivery date to November 2012. The agreements settled all required gold deliveries through 2010 and bring the Company into complete compliance with all remaining gold forward sales contracts.

In exchange for the extended delivery date, the Company agreed to continue paying interest on the value of the gold that was due November 1, 2010 until the required gold is delivered and to increase the interest rate by four percent to a rate equal to the lesser of prime plus eight percent (8%) per annum or twelve percent (12%) compounded annually.

Prior to the conversion of gold into common shares and the amendment of the delivery date, the Company owed the equivalent of approximately 1,897 ounces of gold in total, with 1,283 ounces deliverable in November 2010 and 614 ounces deliverable in October 2011. Subsequent to the transactions, the Company owes the equivalent of 597 ounces of gold in total, with 406 ounces deliverable in October 2011 and 191 ounces deliverable in November 2012.

William Schara, CEO of Goldrich, notes, “These transactions greatly strengthen our balance sheet and, while we will continue to build our placer gold production capacity, allow us to focus developing our main properties, the hard-rock gold targets, to increase shareholder value.”

_________

Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

_________

For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara at telephone (509) 768-4468; e-mail wschara@goldrichmining.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Legislation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Goldrich Mining Company expects or anticipates will or may occur in the future, including such things as the Company’s ability to sell forward gold sale contracts, the anticipated use of proceeds from the sale of such contracts, anticipated commercial production at the Company’s Chandalar gold project and other such matters are forward-looking statements.  Often, but not always, forward-looking statements state that certain actions, events or results ‘‘will’’ be taken, occur or be achieved.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause Goldrich Mining Company’s actual results in future periods to differ materially from forecasted results.  These risks and uncertainties include, among other things: the Company’s ability to sell forward gold sale contracts in the current economic environment, volatility of natural resource prices, including gold prices; product demand; market competition; the Company’s ability to continue with corporate spending priorities; the Company’s ability to secure additional financing; the existence and extent of gold deposits at the Chandalar property; the Company’s ability to start and maintain commercial production at the Company’s Chandalar property; and other risks inherent in the Company’s operations discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.    The Company makes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable laws or regulatory policies.

2